Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 28, 2021, except for Note 14, as to which the date is July 26, 2021, with respect to the financial statements of Nuvalent, Inc., incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

July 26, 2021